Exhibit 99.3
PROXY
FOR THE SPECIAL MEETING IN LIEU OF
THE 2009 ANNUAL MEETING OF STOCKHOLDERS
OF
Hicks Acquisition Company I, Inc.
This Proxy Is Solicited On Behalf Of The Board Of Directors
          The undersigned hereby appoints Joseph B. Armes and Robert M. Swartz (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting In Lieu of the 2009 Annual Meeting of Stockholders of Hicks Acquisition Company I, Inc. (the “Company”) to be held on September 22, 2009 at 10:30 a.m. Central Daylight Savings Time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
          The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.
          THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND FOR PROPOSAL 5. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side.)

▲ Detach here from proxy voting card. ▲

HICKS ACQUISITION COMPANY I, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

1. Vote on Directors	☐	☐	☐

A. Election of Class I Directors
Nominees:
01 Joseph B. Armes
02 William A. Montgomery
B. Election of Class II Directors
Nominees:
03 Brian Mulroney
04 William H. Cunningham

2. Vote on Amendment to Certificate of Incorporation — Existence Proposal	For	Against	Abstain
Approval of amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence.	☐	☐	☐

3. Vote on Amendment to Certificate of Incorporation — Purpose Proposal	For	Against	Abstain
Approval of amendment to the Company’s amended and restated certificate of incorporation to permit a business combination with an entity engaged in the energy industry as its principal business.	☐	☐	☐

4. Vote on Adoption of Agreement	For	Against	Abstain

Approval of adoption of the Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, by and among the Company, Resolute Energy Corporation, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, and HH-HACI, L.P., as amended by the Letter Agreement dated September 9, 2009, and the transactions contemplated thereby.
	☐	☐	☐

Election to Exercise Conversion Rights	Exercise Conversion Rights

Only if you voted “AGAINST” Proposal No. 4 and you hold shares of common stock of the Company that were issued in the Company’s initial public offering — you may exercise conversion rights and demand that the Company convert your shares of common stock into a pro rata portion of the Company’s initial public offering trust account by marking the “Exercise Conversion Rights” box.

If eligible, and you choose to exercise conversion rights, you will effectively be exchanging your shares of common stock of the Company for cash and will no longer own those shares. You will only be entitled to receive cash for those shares if (i) the acquisition is completed and you continue to hold such shares through the effective time thereof, and (ii) you tender your stock certificate in accordance with the delivery requirements discussed in the definitive proxy statement/prospectus under the heading “Special Meeting of HACI Public Warrantholders and Special Meeting In Lieu of the 2009 Annual Meeting of HACI Stockholders—Conversion Rights.”
☐

5. Vote on Adjournment of Special Meeting In Lieu of Annual Meeting	For	Against	Abstain

Approval of an adjournment of the special meeting in lieu of the 2009 annual meeting of Company stockholders, if necessary, in order to permit further solicitation and a vote of proxies in favor of proposals 1, 2, 3 and 4.
	☐	☐	☐

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his/her discretion.

IMPORTANT — PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

Signature	Signature, if held jointly	Dated

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
Proxy — Hicks Acquisition Company I, Inc.
You are cordially invited to attend the Special Meeting In Lieu of the 2009 Annual Meeting of Stockholders
To be held on September 22, 2009, at 10:30 a.m. Central Daylight Savings Time, at
1700 Pacific Avenue, 39th Floor, Dallas, Texas, 75201